EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RXi Pharmaceuticals Corporation
Worcester, MA
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-151154 and 333-1583847) of RXi Pharmaceuticals Corporation of our report dated March 13, 2009, relating to the financial statements which appear in this Form 10-K.

/s/ BDO Seidman, LLP
Boston, MA
March 13. 2009